Exhibit 5.2

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

14 March 2025

raymond.ng@harneys.com

+852 5806 7883

062941-0002-RLN

Polibeli Group Ltd

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Polibeli Group Ltd (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to a business combination which Polibeli Merger One Limited will merge with and into Chenghe Acquisition II Co. (the Merger) with Chenghe Acquisition II Co. being the surviving company and as a direct, wholly owned subsidiary of the Company, including the registration of up to (i) 11,810,000 class A ordinary shares of par value of US$0.00001 per share of the Company (the Class A Ordinary Shares), 4,467,495 Company Warrants (as defined in the Registration Statement), and (ii) 4,467,495 Class A Ordinary Shares issuable pursuant to the exercise of Company Warrants (the Warrant Shares, and together with the Class A Ordinary Shares, the IPO Shares) and the resale by the Company Shareholder (as defined in the Registration Statement) of up to 30,102,200 Class A Ordinary Shares (the Sale Shares and together with the IPO Shares, the Shares).

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | JP Engwirda | Y Fan | S Gray | P Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

We are furnishing this opinion as Exhibit 5.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company will be US$50,000.00 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprising of (i) 3,000,000,000 Class A Ordinary Shares of a par value of US$0.00001 each, (ii) 1,000,000,000 class B ordinary shares of a par value of US$0.00001 each, and (ii) 1,000,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the M&A.

3

Valid Issuance of IPO Shares. The allotment and issue of the IPO Shares as contemplated by the Registration Statement have been duly authorised and the Shares will, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable.

4	Sale Shares. The Sale Shares offered by the Company Shareholder are allotted and issued and fully paid and non-assessable, and there will be no further obligation of the holders of any of the Sale Shares to make any further payment to the Company in respect of such Sale Shares.

5	Valid Conversion of the Company Warrants. The conversion of the Company Warrants as contemplated by the Registration Statement has been duly authorised.

6	Cayman Islands Law. The statements under the caption “Enforcement of Civil Liabilities” and “Description of Securities of the Company After the Business Combination” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforcement of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 12 March 2024;

2	The amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 15 September 2024 which will be effective on the Closing Date (as defined in the Registration Statement) (the M&A);

3	The register of directors and register of members of the Company provided to us on 13 March 2025;

4	A copy of executed written resolutions of the sole director of the Company dated 15 September 2024 (the Resolutions);

5	A certificate of incumbency issued by Harneys Fiduciary (Cayman) Limited, the registered office provider of the Company, on 3 March 2025;

6	A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 28 February 2025;

7	A certificate from a director of the Company dated 14 March 2025, a copy of which is attached hereto (the Director’s Certificate); and

8	The Registration Statement filed with the Commission on 14 March 2025.

(1 to 6 above are the Corporate Documents, and 1 to 8 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The sole director and sole shareholder of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions have been duly executed by or on behalf of the directors, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of IPO Shares, that a shareholder shall not, in respect of the relevant IPO Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (2025 Revision) of the Cayman Islands.

Annex

Director’s Certificate

Polibeli Group Ltd

incorporated in the Cayman Islands

Company No. 408099

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am the sole director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the memorandum and articles of association of the Company dated 12 March 2024 remain in full force and effect and are otherwise unamended;

(b)	the written resolutions of the sole director dated 15 September 2024 were executed by the sole director in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(c)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ YAN Fucheng
Name:	YAN Fucheng	Date: March 14, 2025
Sole director